Exhibit 99.2

LIBERTY MEDIA CORPORATION TO PRESENT AT DEUTSCHE BANK 2013 DBACCESS MEDIA, INTERNET & TELECOM CONFERENCE

Englewood, Colo, February 26th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Greg Maffei, President and CEO of Liberty Media, will be presenting at the Deutsche Bank 2013 dbAccess Media, Internet & Telecommunications conference, on Tuesday, March 5th at 7:50 a.m., Eastern Time at the Breakers in Palm Beach, FL. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation
Liberty owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc., SiriusXM, and TruePosition, Inc., and its interests in SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:
Courtnee Ulrich
720-875-5420